ASSIGNMENT OF INTELLECTUAL PROPERTY

This **ASSIGNMENT OF INTELLECTUAL PROPERTY** (this "Agreement") is entered into as of October __, 2012 (the "Effective Date"), by and among ROSE & SHORE, INC., a California corporation with offices at 5151 Alcoa Avenue, Vernon, CA 90058 ("Rose"), AC LAROCCO, INC. d/b/a A.C. LAROCCO PIZZA COMPANY, a Delaware corporation and wholly owned subsidiary of Fresh Harvest Products, Inc. with offices at 1014 N. Pines, Suite 202, Spokane, WA 99206 ("AC"), ACL FOODS, LLC, a Florida limited liability company with offices at 7395 Sedona Way, Delray Beach, FL 33446 ("Foods"), and solely with respect to Section 8, WINDSOR MARKETING ASSOCIATES LTD., a Canadian company with an address at 7395 Sedona Way, Delray Beach, FL 33446 ("Windsor").

A. On June 6, 2011, AC executed, in favor of Rose, that certain Secured Promissory Note (the "Secured Promissory Note") and Security Agreement between Rose as "Secured Party" and AC as "Debtor" (the "Security Agreement"), pursuant to which, as of the Effective Date, AC owes Rose $20,929.10 (collectively, with any outstanding inventory accounts receivable and any other amounts as are or may become due under the Secured Promissory Note or secured by the Security Agreement, the "Outstanding Amount");

B. On July 13, 2012, Rose, AC, and Windsor entered into a Tri-Party Agreement (the "Tri-Party Agreement"), pursuant to which, among other things: (i) Rose agreed to remit directly to Windsor payments received from sales of products AC purchased from Windsor; (ii) AC granted Windsor a security interest in all of its assets (subordinate to Rose's security interest under the Security Agreement); and (iii) AC agreed that immediately upon a default by AC thereunder at any time following the date that the Outstanding Amount was paid in full, AC would assign the Intellectual Property (as defined below) to Windsor.

C. The parties have agreed that, pursuant to the terms and conditions set forth herein, each of AC and Rose will assign to Foods all of its respective right, title and interest, in and to the Intellectual Property.

In consideration of the foregoing premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. ***Definitions.*** For the purposes of this Assignment: (a) "Intellectual Property" means the brand known as "AC LaRocco" (or known as "AC LaRocco" along with other words) and all of the following related thereto: (i) trademarks, trade names, trade dress, logos, fictitious business names, brand names, service marks and service names, domain names, and all registrations, applications for registration, renewals and foreign counterparts thereof, (ii) copyrights, copyright applications and copyright registrations and foreign counterparts thereof; and (iii) all other intellectual property rights, including any formulas and recipes; and (b) "Person" means any individual, group, corporation, partnership, limited liability company or other organization or entity. In addition, "including (include)" means "including (include), without limitation;" "or," as in "A or B," means "A or B or both;" and "herein," "hereunder," and "hereof" refer to this Assignment, and not to the specific section in which that term occurs.

2. ***Assignment of Intellectual Property***. Effective as of the Effective Date, each of AC and Rose hereby transfers and assigns to Foods, for the use and benefit of Foods, its successors and assigns from and after the Effective Date as fully and entirely as the same would have been held and enjoyed by it had this Assignment not been made, and Foods hereby accepts such transfer and assignment, of:

   a. all of its respective right, title and interest in and to all of the Intellectual Property, including the goodwill associated therewith and symbolized thereby; and

b. any and all claims or causes of action, whether asserted or not, relating to the Intellectual Property, including without limitation, all rights to sue for and collect damages arising from any unauthorized use or infringement on or prior to the Effective Date of any Intellectual Property, whether such claims accrue prior to or after the Effective Date.

3. ***Payment; Termination of Agreements***. In consideration of the assignments in Section 2: (a) Foods shall pay Rose $13,193.07 USD by cashier's check, wire or electronic transfer; (b) the following agreements are hereby terminated in their entirety and are of no further force and effect (and AC will have no further obligations to Rose or Windsor thereunder), (i) the Secured Promissory Note, (ii) the Security Agreement, (iii) the Tri-Party Agreement, (iv) the Assignment and License Agreement, dated as of June 6, 2011, between AC and Rose, (v) Accounts Collection "Lock Box" Agreement, dated June 6, 2011, by and among AC, ACL Holdings, Inc., and Rose (the "Lock Box Agreement"), and (vi) the Personal Guaranty of AC's obligations to Rose, executed by Michael Friedman; and (c) Foods shall assume the $18,000 in fees that AC owes to the broker for Kroger (the "Kroger Liability"). Foods is neither assuming nor otherwise becoming responsible for, and AC shall remain liable for, any and all liabilities of AC, other than the Kroger Liability (and the parties agree that Foods is assuming only the obligation of AC to pay such $18,000—or such smaller amount as agreed to by such broker—and is not assuming any other liabilities of AC that may have arisen, or will arise, as a result of AC's actions in connection with such matter).

4. ***Representations***. Each of Rose and AC represents, warrants and covenants to Foods that:

   a. it has full power, right, and authority to make its respective assignments in Section 2;

   b. it is the sole owner of its respective Intellectual Property free and clear of all liens, claims and other encumbrances and upon the transfers to Foods, Foods will be the sole owner of all of the Intellectual Property free and clear of all liens, claims and other encumbrances;

   c. no Person has a license or other rights from it or any of its present or former affiliates, to use its respective Intellectual Property or, to its knowledge, is misappropriating, infringing, diluting or violating any rights of it in and to the Intellectual Property and no threats, claims, suits, arbitrations or other adversarial proceedings have been brought by or against any Person by it regarding the Intellectual Property;

   d. there are no express or implied licenses or agreements, settlements, forbearances to sue, consents, judgments, orders or similar obligations that restrict its or Foods' rights to use, transfer or assign the Intellectual Property; and

   e. it will neither use the Intellectual Property in any manner nor disclose any of the Intellectual Property to any Person following the Effective Date.

5. ***Further Assurances***. Each of AC and Rose hereby consents and agrees to any lawful action taken by Foods in connection with the enforcement, or the legal protection, of the Intellectual Property. Each of AC and Rose further covenants and agrees, at the request of Foods, to execute and deliver or cause to be executed and delivered such instruments or further assurances as may be necessary or desirable and to do any such thing as Foods may require to enable Foods to become the registered owner of the Intellectual Property, to secure the benefit of the rights to the Intellectual Property hereby assigned to Foods and to otherwise give effect to the provisions of this Assignment. Such obligation shall also include the execution of any documentation or furnishing of any information or administrative privileges required by any agency, social media website and/or domain registrar responsible for the administration of any assigned domain names. Rose will also terminate any other documentation evidencing Rose's security interest in any of AC's assets

(including executing and delivering such further documents and instruments and take such other actions as may be reasonably necessary to terminate such security interest, including filing all applicable UCC-3 terminations). Further, notwithstanding the termination of the Tri-Party Agreement and the Lock Box Agreement, Rose shall continue to remit to Windsor any payments made in the name of AC and received by Rose in the same manner it has delivered such payments prior to the Effective Date.

6. ***Files/Information***. From and after the Effective Date, each of AC and Rose shall provide Foods with all documentation, correspondence and files in its possession or control relating to the priority, validity, registration and enforcement of the Intellectual Property, and will instruct its attorneys to transfer all such files, documentation and correspondence.

7. ***Indemnification***. Each of AC and Rose shall indemnify Foods from any and all actions, judgments, damages, liabilities, losses, costs, and expenses (including reasonable attorneys' fees and costs, even if incident to appellate or postjudgment proceedings) to which Foods becomes subject or that it incurs arising from or relating to claims brought by third parties with respect to infringement, unfair competition, or other challenge to Foods's right to use any Intellectual Property, or that are based on any facts that, if true, would constitute a breach of its respective representations or obligations under this Assignment. Notwithstanding anything to the contrary in this Assignment, the parties agree each of AC's and Rose's liability under this Assignment will be several, and not joint.

8. ***Consent of Windsor***. Windsor hereby consents to the termination of the Tri-Party Agreement and the assignment of the Intellectual Property to Foods.

9. ***Miscellaneous.***

   a. Notices. All notices, requests, demands, approvals, consents and other communications required or permitted under this Assignment must be in writing and must be (as elected by the person giving such notice) hand delivered by messenger or courier service, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to the appropriate party at its address set forth above or to such other address as that party may designate by notice complying with the terms of this Section 9.a. Each such notice is deemed delivered: (i) on the date delivered if by personal delivery; or (ii) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities or courier service as not deliverable, as the case may be, if mailed or couriered. Any party may change its address by giving notice in writing, stating its new address, to the other party to this Assignment as provided in the foregoing manner.

   b. Amendment, Modification or Waiver. No amendment, modification or waiver of any condition, provision or term of this Assignment shall be valid or of any effect unless made in writing, signed by the parties and specifying with particularity the nature and extent of the amendment, modification or waiver. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. The failure of either party hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

   c. Entire Agreement. This Assignment (and the agreements specifically referenced herein) contain the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

d. Governing Law; Jurisdiction and Venue. Jurisdiction and venue for any and all proceedings under or arising out of this Assignment in which Rose is a party shall be in any federal or state court of competent jurisdiction located in or adjacent to Los Angeles County, California, and the internal laws of such state shall govern without regard to the principles of conflicts of law. Jurisdiction and venue for any and all proceedings under or arising out of this Assignment in which Rose is not a party shall be in any federal or state court of competent jurisdiction located in or adjacent to Broward County, Florida, and the internal laws of such state shall govern without regard to the principles of conflicts of law.

e. Severability. The provisions of this Assignment are severable, and invalidity of any provision does not affect the validity of any other provision. If any provision of this Assignment or any other agreement entered into pursuant to this Assignment is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of such provision shall not be invalidated and shall be given full force and effect so far as possible. If any provision of this Assignment may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

f. Counterparts. This Assignment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together constitute one and the same Agreement. Confirmation of execution by facsimile, or scanned and emailed, signature page shall be binding upon any party so confirming.

The undersigned have signed this Assignment as of the date first written above.

ACL FOODS, LLC

By: ______________________

Name: Jack Lotker

Its: CEO

AC LAROCCO ~~CORPORATION~~ inc MJS

By: ______________________

Name: Michael J Ferchaw

Its: President

ROSE & SHORE, INC.

By: Irwin Miller - Pres.

Name: Irwin Miller

Its: Pres.

Joined by, solely with respect to Section 8:

WINDSOR MARKETING ASSOCIATES LTD.

By: ______________________

Name: Jack Lotker

Its: CEO